SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933


                       RENEGADE VENTURE (NEV.) CORPORATION
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

                NEVADA                                        84-1108499
     (State or other jurisdiction                           (IRS Employer
   of incorporation or organization)                    Identification Number)

                                                        Randy J. Sasaki, Pres.
     90 Madison Street, Suite 707                   90 Madison Street, Suite 707
        Denver, Colorado 80206                          Denver, Colorado 80206
            (303) 355-3000                                  (303) 355-3000
--------------------------------------------------------------------------------
    (Address and telephone number of                (Name, address and telephone
Registrant's Principal Executive Offices)           number of agent for service)

                      1997 EMPLOYEE STOCK COMPENSATION PLAN
                            (Full Title of the Plan)

                        Copies of all communications to:

                            John D. Brasher Jr., Esq.
                                Brasher & Company
                          90 Madison Street, Suite 707
                             Denver, Colorado 80206
                                 (303) 355-3000


Title of each class                    Proposed maximum     Proposed maximum
of securities to be    Amount to be   offering price per   aggregate offering        Amount of
    registered        Registered (1)       share (2)            price (2)       Registration Fee (2)
    ----------        --------------       ---------            ---------       --------------------
  Common stock,
 $.001 par value        1,000,000           $ 0.75              $ 750,000            $ 208.50


(1) Includes an indeterminate number of additional shares that may be issued pursuant to the above employee benefit plan as a result of any future stock split, stock dividend or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purpose of calculating the amount of the registration fee, based upon the average of the high and low prices reported on October 18, 2000, as reported on the OTC Bulletin Board.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this registration statement of RENEGADE VENTURE (NEV.) CORPORATION ("Renegade") and in the related
Section 10(a) prospectus:

     (a) Renegade's Annual Report on Form 10-KSB for the year ended December 31, 1999.

     (b) Renegade's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.

     (c) Renegade's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

     (d) Part I, Item 8 (Description of Securities) contained in Renegade's registration statement on Form 8-A12G, SEC file No. 0-28575.

     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities that may be offered under the Renegade 1997 Employee Stock Compensation Plan (the "Plan") will be passed upon for Renegade by Brasher & Company, Attorneys at Law, 90 Madison Street, Suite 707, Denver, Colorado 80206. Mr. John D. Brasher Jr., proprietor of that firm and who has provided advice with respect to this matter, is a director of Renegade who indirectly owns an aggregate of 25,000 shares of Renegade common stock and holds options entitling him to purchase an additional 500,000 shares of common stock. It is possible that Renegade's Board of Directors may in the future authorize the issuance to Mr. Brasher of shares of Renegade common stock which have been registered under the Plan, although no such determination has been made or is under consideration at this date.


Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Article NINTH of Renegade's Certificate of Incorporation authorizes Renegade to indemnify any current or former director, officer, employee, or agent of Renegade, or a person serving in a similar post in another organization at the request of Renegade, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Nevada General Corporation Law, public policy or other applicable law. Sections 78.751 and
78.752 of the Nevada General Corporation Law authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

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


Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


Item 8. EXHIBITS.

     The Exhibits to this registration statement are listed in the Index to Exhibits on page 4.


Item 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the date below.

DATED:  October 18, 2000               RENEGADE VENTURE (NEV.) CORPORATION



                                       By /s/ Randy J. Sasaki
                                       ----------------------
                                       Randy J. Sasaki, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.



/s/ Randy J. Sasaki      Director, Chairman, President, Chief   October 18, 2000
-------------------      Executive Officer, Chief Financial
Randy J. Sasaki          Officer (principal executive officer)



/s/ John D. Brasher Jr.  Director                               October 18, 2000
-----------------------
John D. Brasher Jr.


                         Director, Vice President-Finance
-----------------------
Thomas M. Liston


                                INDEX TO EXHIBITS

Exhibit
Number      Description
------      -----------

5.1         Opinion of Counsel regarding legality

23.1        Consent of Independent Public Accountants

23.2        Consent of Counsel (included in Exhibit 5.1)

99.1        1997 Employee Stock Compensation Plan (incorporated by reference to
            Exhibit 10.2 to report on Form 8-K dated October 2, 1997.

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